JOINDER AND AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT


                  JOINDER AND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT dated September 29, 2000 (the "Joinder Agreement") by and among Tidel Technologies, Inc., a Delaware corporation (the "Company"), Acorn Investment Trust on behalf of its series Acorn Fund (the "Subsequent Purchaser") and Montrose Investments Ltd. (the "Existing Purchaser").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Existing Purchaser has entered into that certain Convertible Debenture Purchase Agreement (the "Montrose Purchase Agreement") and a Registration Rights Agreement ("Registration Rights Agreement"), each dated as of September 8, 2000, by and among the Company and the Existing Purchaser, pursuant to which the Existing Purchaser purchased from the Company an aggregate principal amount of $15,000,000 of the Company's 6% Convertible Debentures due September 8, 2004.

                  WHEREAS, the Subsequent Purchaser has entered into that certain Acorn Purchase Agreement (as defined below) of even date herewith by and among the Company and the Subsequent Purchaser, pursuant to which the Subsequent Purchaser purchased from the Company an aggregate principal amount of $3,000,000 of the Acorn Debenture.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

                  Section 1. Joinder. Effective immediately, the Subsequent Purchaser is joined as a party to the Registration Rights Agreement as a Holder (as that term is defined in the Registration Rights Agreement), and the Subsequent Purchaser hereby expressly assumes all rights, liabilities and obligations of a Holder under the Registration Rights Agreement.

                  Section 2. Amendments.

                  (a) Section 1 of the Registration Rights Agreement is hereby amended to restate the definitions listed below:

                      "Debentures" means (i) the Convertible Debentures issued to the Purchasers in accordance with the Purchase Agreement and (ii) the Acorn Debentures issued to the Subsequent Purchaser in accordance with the Acorn Purchase Agreement.

                      "Warrants" means (i) the Warrants (as defined in the Montrose Purchase Agreement) and (ii) the Warrants (as defined in the Acorn Purchase Agreement).

                  (b) Section 1 of the Registration Rights Agreement is hereby amended by adding the definitions listed below:



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                      "Acorn  Debenture" means the 6% Convertible  Debenture due
September 8, 2004 in principal amount of $3,000,000 issued to the Subsequent Purchaser.

                      "Acorn Purchase Agreement" means the Convertible Debenture Purchase Agreement dated as of the date hereof by and among the Company and Acorn Investment Trust on behalf of its series Acorn Fund.

                  (c) Except as modified and amended herein, all of the terms and conditions of the Registration Rights Agreement shall remain in full force and effect.

                  Section 3. Capitalized Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to such terms in the Registration Rights Agreement, as amended hereby.

                  Section 4. Non-Liability of Trustees and Shareholders. A copy of the Declaration of Trust of the Subsequent Purchaser is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Subsequent Purchaser by officers of the Subsequent Purchaser as officers and not individually. All obligations of the Subsequent Purchaser hereunder shall be binding only upon the assets of the Subsequent Purchaser (or the appropriate series thereof) and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Subsequent Purchaser. Neither the authorization of any action by the Trustees of the Subsequent Purchaser nor the execution of this agreement on behalf of the Subsequent Purchaser shall impose any liability upon any trustee, officer or shareholder of the Subsequent Purchaser.

                  Section 5.        Miscellaneous.

                  (a) Successors and Assigns. This Joinder Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each party. The Company may not assign its rights or obligations hereunder without the prior written consent of each party. Each party may assign their respective rights hereunder in the manner and to the Persons as permitted under the Montrose Purchase Agreement or the Acorn Purchase Agreement, as the case may be.

                  (b) Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Joinder Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Joinder Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as provided in the Registration Rights Agreement. The address for such notices and communications shall be as provided in the Registration Rights Agreement with respect to the Company and the Existing Purchaser, and with respect to Acorn, to the address set forth under Acorn's name on the signature pages hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Joinder and Amendment to Registration Rights Agreement as of the day and year first above written.


                              TIDEL TECHNOLOGIES, INC.



                              By:  /s/ James T. Rash
                                   --------------------------------------------
                                   Name: James T. Rash
                                   Title: President and Chief Executive Officer



                              THE SUBSEQUENT PURCHASER:

                              ACORN INVESTMENT TRUST
                              on behalf of its series Acorn Fund


                              By:  /s/ Kenneth A. Kalina
                                   --------------------------------------------
                                   Name: Kenneth A. Kalina
                                   Title: Assistant Treasurer


                              Address for Notice:

                              Acorn Investment Trust
                              on behalf of its series Acorn Fund
                              227 W. Monroe St., #3000
                              Chicago, IL 60606
                              Facsimile: 312-634-1919
                              Attn: Treasurer

         With copies to:      Bell, Boyd & Lloyd LLC
                              Three First National Plaza, #3300
                              Chicago, IL 60602
                              Facsimile: 312-372-2098
                              Attn: Janet D. Olsen

                              THE EXISTING PURCHASERS:

                              MONTROSE INVESTMENTS LTD.



                              By:  /s/ William E. Rose
                                   -----------------------------------------
                                   Name:  William E. Rose
                                   Title: Authorized Signatory